Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Heartland Financial USA, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-190856, 333-177308, 333-81374, 333-125089 and 333-181481) on Forms S-3 and S-8 of Heartland Financial USA, Inc. of our reports dated March 14, 2014, with respect to the consolidated balance sheets of Heartland Financial USA, Inc. and subsidiaries (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Heartland Financial USA, Inc. and subsidiaries.
Our report dated March 14, 2014, on the effectiveness of internal control over financial reporting as of December 31, 2013, contains an explanatory paragraph that states that the Company acquired The Morrill & Janes Bank and Trust Company, during 2013, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013, The Morrill & Janes Bank and Trust Company’s internal control over financial reporting associated with total assets of $891 million and net income of $1.1 million included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2013. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of The Morrill & Janes Bank and Trust Company.
Additionally, our report dated March 14, 2014, on the effectiveness of internal control over financial reporting as of December 31, 2013, contains an explanatory paragraph that states that the Company acquired Freedom Bank, during 2013, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013, Freedom Bank’s internal control over financial reporting associated with total assets of $64 million and net income of $65 thousand included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2013. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Freedom Bank.

/s/ KPMG LLP
Des Moines, Iowa
March 14, 2014